SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                            __________________

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)          June 2, 2000
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                  Security of Pennsylvania Financial Corp.
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             (Exact Name of Registrant as Specified in Charter)


      Delaware                        1-14577                 23-2980576
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(State or Other Jurisdiction       (Commission              (IRS Employer
     of Incorporation)              File Number)          Identification No.)




     31 West Broad Street, Hazleton, Pennsylvania              18201-0770
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    (Address of Principal Executive Offices)                   (Zip Code)


                               (570) 454-0824
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            (Registrant's telephone number, including area code)

                               Not Applicable
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        (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events

     On June 2, 2000, Northeast Pennsylvania Financial Corp., a Delaware corporation ("Northeast"), and Security of Pennsylvania Financial Corp. ("Security") issued a joint press release announcing the execution of a definitive Agreement and Plan of Merger dated June 2, 2000 between Security and Northeast (the "Merger Agreement"). Under the terms of the Merger Agreement, Security will merge with a recently formed wholly owned subsidiary of Northeast (the "Merger") with Security being the survivor thereof. Immediately following the Merger, Security Savings Association of Hazleton, a wholly owned subsidiary of Security, will merge with and into First Federal Bank, a wholly owned subsidiary of Northeast.

     Pursuant to the Merger Agreement, each issued and outstanding share of Security common stock, par value $.01 (other than dissenting shares), shall be converted into and represent the right to receive $17.50 in cash. However, any shares of Security common stock owned beneficially or as of record by Northeast or any of its subsidiaries (other than shares held in a fiduciary capacity or obtained in satisfaction of a debt previously contracted) or treasury shares held by Security shall be canceled. Upon receipt of all required federal regulatory approvals of the Merger, all unvested stock options and grants of restricted stock awarded under Security's 1999 Stock-Based Incentive Plan will immediately vest. Each holder of an option to purchase Security common stock who continues to serve as a director or to be employed by Northeast or a subsidiary thereof after the Merger will have the option to (i) convert each such option into an option to purchase shares of Northeast common stock or (ii) receive cash in an amount equal to the difference between $17.50 and the option exercise price multiplied by the number of shares subject to the option held thereby at the time of the Merger. If an option holder elects to convert his or her Security option, the option holder's converted option will maintain in all material respects the same economic equivalent position he or she had with the Security options. Directors and employees who do not continue to be employed will receive cash in an amount equal to the difference between $17.50 and the option exercise price multiplied by the number of shares subject to the option held thereby at the time of the Merger.

     The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. The receipt of cash by the stockholders of Security will be a taxable event for the stockholders.

     Consummation of the Merger is subject to various conditions, including:
(1) receipt of approval by the stockholders of Security; (2) receipt of all requisite regulatory approvals; and (3) satisfaction of certain other conditions.

     Under certain circumstances, if the Merger Agreement is terminated by Northeast in the manner and for the reasons set forth in the Merger Agreement before the consummation of the Merger, Security may be required to pay Northeast either $300,000 or $900,000 in immediately available funds, with the specific amount depending on the situation under which termination is being effected or the occurrence of certain events.

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     The Merger Agreement is attached as an exhibit to this report and is incorporated herein by reference. The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

       (a) and (b) not applicable.

       (c) The following exhibit is filed with this report:


           Exhibit Number                          Description
           --------------                          -----------
                2.1 Agreement and Plan of Merger, dated as of June 2, 2000, between Northeast and
                                              Security, excluding exhibits
                                              thereto




















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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SECURITY OF PENNSYLVANIA
                                  FINANCIAL CORP.



Date:  June 15, 2000          By:  /s/ David P. Marchetti, Sr.
                                   -------------------------------------
                                   David P. Marchetti, Sr.
                                   Vice President and Chief Financial Officer





















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